UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

ELLINGTON FINANCIAL LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34569	26-0489289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Avenue

Old Greenwich, CT 06870

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (203) 698-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2011, Ellington Financial LLC (the “Company”) held its annual meeting of shareholders. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. The following matters were submitted to a vote of the shareholders.

Election of Directors:

Votes regarding the election of five directors, each of whom was elected for a term expiring at the 2012 annual meeting or until such time as his respective successor is elected and qualified, were as follows:

	For	Withheld	Broker Non-Votes
Thomas F. Robards	12,756,928	280,362	3,070,271
Michael W. Vranos	12,756,365	280,925	3,070,271
Laurence Penn	12,756,528	280,762	3,070,271
Ronald I. Simon, Ph.D.	12,756,658	280,632	3,070,271
Edward Resendez	12,756,223	281,067	3,070,271

Say on Pay

Votes on a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers were as follows:

For	Against	Abstentions	Broker Non-Votes
12,716,344	37,888	283,058	3,070,271

Say When On Pay

Votes on a proposal to approve, on an advisory basis, the frequency of a shareholder vote to approve the compensation of the Company’s named executive officers were as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
12,692,310	31,812	20,635	292,533	3,070,271

The Company has determined that future advisory votes on executive compensation will be held every year.

Ratification of Accountants:

Votes regarding the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 were as follows:

For	Against	Abstentions	Broker Non-Votes
15,792,988	37,959	276,614	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELLINGTON FINANCIAL LLC
(Registrant)

Date: May 17, 2011	By:	/s/ Lisa Mumford
Lisa Mumford
Chief Financial Officer